ASSIGMENT OF BORISPOL LANDFILL CARBON PROJECT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Assignment”) is dated 18 March 2010 and is entered into by and between Blue Sphere Corporation, a corporation organised under the laws of Nevada (together with its affiliates, “BS”), and Mark Radom, an individual residing in Israel “MR”).

               Whereas, MR has been irrevocably assigned the rights, title and interest in, under and to that certain Borispol Landfill Agreement dated 15 April 2009 between Carbon Markets Corporation Limited and Eco-Service Limited Liability Company (“the Project Agreement”) attached at Annex A hereto;

               Whereas, MR desires to irrevocably assign to BS the Project Agreement and BS accepts and agrees to such assignment; and

               Whereas, the Parties have entered into a general assignment agreement dated 22 February 2010 (the "General Assignments Agreement")

               Now, therefore, the parties hereto agree as follows:

1.1	MR hereby irrevocably hereby assigns and conveys any and all of its right, title and interest in to the Project Agreement.

1.2	Except as otherwise provided herein, all terms and conditions of the Project Agreement shall remain effective.

1.3

Notwithstanding anything to the contrary in the General Assignment Agreement, if there is a conflict between the terms of the General Assignment Agreement and the terms of this Assignment, the terms of this Assignment shall prevail. No provision of this Assignment may be amended, modified or waived only in writing signed by a duly authorized officer of BS and MR. This Assignment may be executed in any number of counterparts, each of which when executed and delivered is an original, but all the counterparts together constitute the same document.

               IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first written above.

Mark Radom

/s/ Mark Radom

Blue Sphere Corporation

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By:
Title:

Annex A